WILLIAMS LAW GROUP, P.A.
2503 West Gardner Court
Tampa, FL 33611
Phone: 813.831.9348
Fax: 813.823.5284

August 6, 2002

Kingdom Ventures, Inc.
1045 Stephanie Way
Minden, NV 89423

Via Telefax

Re: Registration of Shares under Form S8

Dear Sirs:
        I have have been requested to issue to Kingdom Ventures, Inc. (the
"Company"), in connection with the preparation and filing of the Company's
Registration statement on Form S-8 under the Securities Act of 1933, as amended,
(the "Registration Statement"), this opinion relating to 150,000 shares of the
Company's common stock, (the "Common Stock"), issuable pursuant to the Company's
Consultant Services Compensation Agreement (the "Agreement").

For the purpose of rendering this opinion:

        o   We have assumed that no person or entity has engaged in fraud or misrepresentations regarding the inducement relating to, or the execution or delivery of, the documents reviewed;
        o   We have relied solely upon representations of the Company without investigation;
        o   We have examined such corporate documents and records and have made such legal and factual examinations and inquiries and have relied upon such certificates, statements, representations or affidavits of the company, as well as corporate or other records of the company and certificates of public officials or opinions and documents of others as we deemed necessary or appropriate. In such examination, we have assumed the genuineness of all signatures on originals and certified or otherwise identified documents and/or the conformity to originals or certified or otherwise identified documents or all copies submitted to us as conformed or as accurate copies.

In the event that any of the facts or assumptions are different from those which have been furnished to us and/or upon which we have relied, the opinions as set forth below cannot be relied upon. Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable under the Agreement are duly authorized and, when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

As you have represented that the recipients of the shares under the Registration
Statement are not officers, directors or affiliates of the Company, the recipients may freely transfer their shares without any restrictive legend by virtue of the shares being issued under a Registration Statement.

If you have any questions, please do not hesitate to contact this office.

Sincerely,

Michael T. Williams, Esq.